UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 27, 2022

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS		39402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2022, the Board of Directors of The First Bancshares, Inc. (the “Company” or “First Bancshares”), acting pursuant to the authority granted to it by the Company’s Amended and Restated Bylaws, resolved to increase the size of the Board of Directors from eleven to twelve directors, effective as of and conditioned upon the closing of the pending merger of Beach Bancorp, Inc. (“BBI”) with and into the Company (the “Merger”). Also, on July 27, 2022, the Board of Directors appointed Mr. Jonathan A. Levy, a current member of the Board of Directors of BBI, as a director of the Company, effective as of and conditioned upon the closing of the Merger. Mr. Levy has not yet been appointed to any committees of the Board of Directors of the Company.

Mr. Levy, age 61, is co-founder and Managing Partner of Redstone Investments, a full service commercial real estate firm. The company was formed in 1991 and is located in Youngstown, Ohio and Tampa, Florida. The firm’s portfolio includes properties located throughout 15 states. Redstone’s expertise lies in all aspects of commercial real estate with a focus on acquisition, development and construction. In addition, Redstone participates in private equity investments including technology, banking and oil and gas investments.

Mr. Levy has more than 30 years of experience in the commercial real estate business and has hands-on banking experience from his prior service on the boards of numerous public and private financial institutions, including Huntington Bancshares, where he served on the Executive and Risk Oversight committees, Sky Financial Group, where he served as Lead Director and Chair of the nominating and governance committee, Citizens Bancshares, Inc., and Gulfshore Bancshares, Inc.  He also serves on the boards of various community non-profit organizations. Mr. Levy brings many years of business, banking, real estate and director experience to our board.

Mr. Levy will receive the same compensation as the other directors of First Bancshares. There are no family relationships between Mr. Levy (or any member of his immediate family) and any director or executive officer of First Bancshares (or any of its subsidiaries) and there are no transactions between Mr. Levy (or any member of his immediate family) and First Bancshares (or any of its subsidiaries), other than Mr. Levy’s entitlement to receive shares of FBMS common stock in exchange for his shares of BBI common stock in connection with the Merger, required to be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Levy and any other persons or entities pursuant to which Mr. Levy was appointed as a director of First Bancshares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: July 27, 2022

/s/ Donna T. (Dee Dee) Lowery
	Name:	Donna T. (Dee Dee) Lowery
	Title:	EVP and CFO